As filed with the Securities and Exchange Commission on January 21, 1999
                                                Registration No. 333-
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               -------------------

                             WESTERN RESOURCES, INC.
             (Exact name of registrant as specified in its charter)


           Kansas                                        48-0290150
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                                818 Kansas Avenue
                              Topeka, Kansas 66612
                    (Address of Principal Executive Offices)
                               -------------------

              WESTERN RESOURCES, INC. EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)
                               -------------------
Richard D. Terrill, Esq.                         William B. Moore
   Vice President, Law                    Acting Executive Vice President
 and Corporate Secretary                    and Chief Financial Officer
    818 Kansas Avenue                            818 Kansas Avenue
  Topeka, Kansas 66612                         Topeka, Kansas 66612
     (785) 575-6322                               (785) 575-6369
                    (Names, addresses and telephone numbers,
                  including area code, of agents for service)
                               -------------------
                                    Copy to:
                               Gary W. Wolf, Esq.
                             Cahill Gordon & Reindel
                                 80 Pine Street
                             New York, NY 10005-1702
                               -------------------

                         CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
Title of Securities to    Amount to be       Proposed Maximum           Proposed Maximum           Amount of
     be Registered       Registered(1)      Offering Price Per      Aggregate Offering Price   Registration Fee
                                                Share (2)                     (2)                     (2)
-----------------------------------------------------------------------------------------------------------------
     Common Stock,
    $5.00 Par Value      500,000 shares       $32.51                     $16,255,000               $4,518.89
=================================================================================================================

(1) Subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2) Estimated solely for purposes of calculating the registration fee. Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, the registration fee has been calculated based on the average of the high and low sale prices reported for the Common Stock of Western Resources, Inc. on January 20, 1999, which was $32.51 per share, as reported on the New York Stock Exchange Composite Transactions.

===============================================================================

                                     PART I

                              INFORMATION REQUIRED
                                  IN PROSPECTUS


ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

               *The information called for by Part I of Form S-8 is not being filed with or included in this Form S-8 in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to
               Part I of Form S-8.


                                     PART II

                              INFORMATION REQUIRED
                          IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     Western Resources (the "Company") hereby incorporates by reference the following documents previously filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

     (a) The Company's Annual Report on Form 10-K/A for the fiscal year ended December 31, 1997 (File No. 1-3523);

     (b) The Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 1998, June 30, 1998, as amended by Amendment No. 1 thereto on Form 10-Q/A dated June 30, 1998, and September 30, 1998 (File No. 1-3523);

     (c) The Company's Current Reports on Form 8-K dated January 5, 1998, March 23, 1998, July 13, 1998, August 3, 1998 and August 6, 1998, (File No.
          1-3523);

     (d) The description of the Company's Common Stock contained in the Registration Statement on Form 10, filed May 5, 1949, as updated by the description contained in Item 7 of the Company's Form 10-Q filed for the quarter ended March 31, 1979; and

     (e) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Company's annual report referenced in (a) above.

     All documents subsequently filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of the offering of the Common Stock offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date any such document is filed.

     Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

ITEM 4.  DESCRIPTION OF SECURITIES.

     The description of the Registrant's Common Stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     The financial statements and schedules included in or incorporated by reference in this Registration Statement to the extent and for the periods indicated in their reports have been audited by Arthur Andersen LLP, independent public accountants, and are included herein in reliance upon the authority of said firm as experts in giving said reports.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article XVIII of the Company's Restated Articles of Incorporation, as amended, provides that a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for paying a dividend or approving a stock repurchase in violation of the Kansas General Corporation Code, or (iv) for any transaction from which the director derived an improper personal benefit. This provision is specifically authorized by Section 17-6002(b)(8) of the Kansas General Corporation Code.

     Section 17-6305 of the Kansas General Corporation Code (the "Indemnification Statute") provides for indemnification by a corporation of its corporate officers, directors, employees and agents. The Indemnification Statute provides that a corporation may indemnify such persons who have been, are, or may become a party to an action, suit or proceeding due to his or her status as a director, officer, employee or agent of the corporation. Further, the Indemnification Statute grants authority to a corporation to implement its own broader indemnification policy. Article XVIII of the Company's Restated Articles of Incorporation, as amended, requires the Company to indemnify its directors and officers to the fullest extent provided by Kansas law. Further, as is provided for in Article XVIII, the Company has entered into indemnification agreements with its directors, which provide for indemnification which is broader than that available under Article XVIII and the Indemnification Statute.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     The following exhibits are filed herewith, or incorporated herein by reference:

     EXHIBIT NO.   EXHIBIT

          5        Opinion of Richard D. Terrill, Esq.

        23(a)      Consent of Arthur Andersen LLP, filed herewith.

        23(b)      Consent of Richard D. Terrill, Esq. (included in Exhibit 5).

         24 Power of Attorney (included on signature page to Registration Statement).

     The registrant will submit or cause to be submitted the Plan and will submit any amendments thereto to the Internal Revenue Service in a timely manner and will make all changes required by the IRS to maintain the Plan's qualification.

ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in

Item 6 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, Western Resources, Inc., the Registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunder duly authorized, in the City of Topeka, State of Kansas, on 21st day of January, 1999.

                             WESTERN RESOURCES, INC.
                             (Registrant)


                             By: /s/ David C. Wittig
                                 --------------------------------------------
                                 Name:  David C. Wittig
                                 Title: President and Chief Executive Officer

     Each person whose signature appears below appoints David C. Wittig, William
B. Moore and Richard D. Terrill and each of them, any of whom may act without the joinder of the other, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                   Title                                            Date
---------                                   -----                                            ----

                                            President and Chief Executive Officer            January 21, 1999
/s/ David C. Wittig                         (Principal Executive Officer)
---------------------------------
David C. Wittig
                                            Acting Executive Vice President and Chief        January 21, 1999
                                            Financial Officer (Principal Financial and
/s/ William B. Moore                        Accounting Officer)
---------------------------------
William B. Moore

/s/ John E. Hayes, Jr.                      Chairman of the Board; Director                  January 21, 1999
---------------------------------
John E. Hayes, Jr.

/s/ Frank J. Becker                         Director                                         January 21, 1999
---------------------------------
Frank J. Becker

/s/ C. Q. Chandler                          Director                                         January 21, 1999
---------------------------------
C.Q. Chandler

/s/ Thomas R. Clevenger                     Director                                         January 21, 1999
---------------------------------
Thomas R. Clevenger


                                      -5-

/s/ John C. Dicus                           Director                                         January 21, 1999
---------------------------------
John C. Dicus

/s/ David H,. Hughes                        Director                                         January 21, 1999
---------------------------------
David H. Hughes

/s/ Russell W. Meyer, Jr.                   Director                                         January 21, 1999
---------------------------------
Russell W. Meyer, Jr.

/s/ Louis W. Smith                          Director                                         January 21, 1999
---------------------------------
Louis W. Smith

                                  EXHIBIT INDEX


Exhibit
Number                   Exhibit

5           Opinion of Richard D. Terrill, Esq.

23(a)       Consent of Arthur Andersen LLP.

23(b)       Consent of Richard D. Terrill, Esq. (included in Exhibit 5).

24          Power of Attorney (included on signature page to Registration
            Statement).












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